EXHIBIT 10.8


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


         This First Amendment to the Employment Agreement (the "Amendment") by and between Electropharmacology, Inc. (the "Company") and David Saloff (the "Executive"), entered into on August 5, 1996 (the "Employment Agreement"), is made and entered into as of this 2nd day of February 1998;

         WHEREAS, the Company and the Executive agree that it is to their mutual benefit to reduce the cash needs of the Company required for its operations;

         WHEREAS, the Company and the Executive desire to amend the Employment Agreement in accordance with the contractual terms and conditions set forth below:

         NOW THEREFORE, in consideration of the covenants set forth herein, the parties hereto agree as follows:


         1.2. Paragraph 5. Executive Benefits, subparagraph (C) is replaced in its entirety with the following:

         In lieu of the monthly automobile allowance in the amount of $1,000 originally provided for in the Agreement, effective February 1, 1998, and each February 1st thereafter during the term of the Agreement, the Company will grant to the Executive a ten year option to purchase that number of shares of the Company's common stock equal to $12,000 divided by the last reported closing sales price of the Company's common stock for the day prior to the date of such grant as reported in the OTC Bulletin Board (the "Grant Date Market Value"). Each such option shall be exercisable immediately on and after the date of grant, with an exercise price equal to the Grant Date Market Value.

         3. To the extent not superseded herein, all other provisions of the Employment Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

                                               /s/ David Saloff
                                               ---------------------------
                                               David Saloff

                                               ELECTROPHARMACOLOGY, INC.

                                               By:    /s/ Arup Sen
                                                      -----------------------
                                               Name:  Arup Sen
                                               Title: Chief Executive Officer